PaineWebber Municipal Series
Attachment 77O

FORM 10f-3
Municipal Securities

FUND:  PaineWebber California Tax ?Free Income  Fund

Record of Securities Purchased Under the Fund's Rule
10f-3 Procedures

1.      Issuer:  California Department of Water

2.      Date of Purchase:  11-19-98

3.  Date offering commenced:  11-19-98

4.      Underwriters from whom purchased:  JP Morgan

5.      "Affiliated Underwriter" managing or
	 participating in syndicate:

	PaineWebber

6.      Aggregate principal amount of purchase:  $22,370

7.      Aggregate principal amount of offering:  235,325,000

8.      Purchase price (net of fees and expenses):  102.237

9.      Initial public offering price:  102.237

10.     Commission, spread or profit:   %       $.1/2 pt

11.     Have the following conditions been satisfied?
YES
NO
	a. The securities are "municipal securities" as defined in Section 3(a)(29) of the Securities
		Exchange Act of 1934.


___X___


_______
	b. The securities were purchased prior to the end of the first day on which any sales are made

___X___

_______
	c. The Securities were purchased at a price not more than the price paid by each other purchaser in the offering.


___X___


_______
	d.      The underwriting was a firm commitment
		underwriting.

___X___

_______
	e.         The commission, spread or profit was
reasonable and fair in relation to that being received by others for underwriting similar securities during the same period.



___X___



_______
	f. The issuer had received an investment grade rating from a nationally recognized statistical rating organization or, if the issuer or entity supplying the revenues from which the issue is to be paid shall have been in continuous preparation for less than three years (including any predecessor), the issue has received on of the three highest ratings from at least one such rating organization.








___X___








_______
	g. The amount of such securities purchased by all of the investment companies advised by Mitchell Hutchins (or the Fund?s Sub-Adviser, if applicable) did not exceed 25% of the principal amount of the offering.




___X___




_______
	h. No purchases were designated as group sales or otherwise allocated to the account of any Affiliated Underwriter.


___X____


_______


Note: Refer to Rule 10f-3 Procedures for the definitions of capitalized terms. In particular, Affiliated Underwriter is defined as PaineWebber Group Inc. and any of its affiliates, including PaineWebber incorporated and PaineWebber Puerto Rico. In the case of a Fund advised by a Sub-Adviser, Affiliated Underwriter shall also include any brokerage affiliate of the Sub-Adviser.

Approved:               Date: 11-20-98

FORM 10f-3
Municipal Securities

FUND:  PaineWebber National Tax ?Free Income  Fund

Record of Securities Purchased Under the Fund's Rule 10f-3
Procedures

1.      Issuer:  LI Power Auth.

2.      Date of Purchase:  5-14-98

3.  Date offering commenced:  5-13-98

4.      Underwriters from whom purchased:  Bear Stearns

5. "Affiliated Underwriter" managing or participating in syndicate:

	PaineWebber

6.      Aggregate principal amount of purchase:  4 M

7.      Aggregate principal amount of offering:  $3B

8.      Purchase price (net of fees and expenses):

9.      Initial public offering price:

10.     Commission, spread or profit:   %       $6.25

11.     Have the following conditions been satisfied?
YES
NO
	a. The securities are "municipal securities" as defined in Section 3(a)(29) of the Securities
Exchange Act of 1934.


___X___


_______
	b. The securities were purchased prior to the end of the first day on which any sales are made

___X___

_______
	c. The Securities were purchased at a price not more than the price paid by each other purchaser in the offering.


___X___


_______
	d.      The underwriting was a firm commitment
underwriting.

___X___

_______
	e.         The commission, spread or profit was
reasonable and fair in relation to that being received by others for underwriting similar securities during the same period.



___X___



_______
	f. The issuer had received an investment grade rating from a nationally recognized statistical rating organization or, if the issuer or entity supplying the revenues from which the issue is to be paid shall have been in continuous preparation for less than three years (including any predecessor), the issue has received on of the three highest ratings from at least one such rating organization.








___X___








_______
	g.         The amount of such securities purchased
	  by all of the investment companies advised by Mitchell Hutchins (or the Fund?s Sub-Adviser, if applicable) did not exceed 25% of the principal amount of the offering.




___X___




_______
	h. No purchases were designated as group sales or otherwise allocated to the account of any Affiliated Underwriter.


___X____


_______


Note: Refer to Rule 10f-3 Procedures for the definitions of capitalized terms. In particular, Affiliated
Underwriter is defined as PaineWebber Group Inc. and any of its affiliates, including PaineWebber incorporated and PaineWebber Puerto Rico. In the case of a Fund advised by a Sub-Adviser, Affiliated
Underwriter shall also include any brokerage affiliate of the Sub-Adviser.

Approved:               Date:  5-14-98